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                         ASSET MANAGEMENT CODE OF ETHICS

                                             Date of Last Revision: July 1, 2006

Asset Management Code of Ethics - July 1 2006

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                                                              AMG Code of Ethics
                                                                   Rev. 07/01/06

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
Overview...................................................................    2
Part I - Statement of General Principles...................................    4
   A. Compliance with the Spirit of the Code...............................    5
   B. Federal Law Prohibits Fraudulent and Deceptive Acts..................    5
   C. Compliance with other BAC Policies...................................    6
   D. Contacts for Questions and Reporting Violations of this Code.........    6
   E. Training and Education...............................................    6
Part II - Prohibited Transactions and Activities...........................    7
   A. Prohibited Transactions in Mutual Funds..............................    7
      1. Short-Term Trading Prohibition....................................    7
      2. Late Trading Prohibition..........................................    7
      3. Market Timing Prohibition.........................................    7
   B. Prohibited Transactions in Reportable Securities.....................    7
      1. Client Conflict...................................................    7
      2. IPOs and Limited Offerings........................................    8
      3. Short-Term Trading (60 Calendar Days).............................    8
      4. Selling Short and Transactions Involving Certain Derivatives......    9
      5. Bank of America Closed-end Funds..................................    9
      6. Excessive Trading.................................................    9
      7. Restricted List...................................................    9
   C. Other Prohibitions...................................................    9
      1. Disclosure of Nonpublic Information...............................    9
      2. Restriction on Service as Officer or Director by Covered Persons..   10
      3. Participation in Investment Clubs.................................   10
      4. Additional Restrictions for Specific Sub-Groups...................   10
   D. Additional Trading Restrictions Applicable to Investment Persons.....   10
      1. Fourteen Calendar Day Blackout Period.............................   10
      2. IPOs and Limited Offerings........................................   10
   E. Exemptions...........................................................   11
Part III - Pre-Clearance of Transactions...................................   12
   A. General Requirement to Pre-clear.....................................   12
   B. Procedures...........................................................   12
   C. Exemptions...........................................................   12
Part IV - Administration and Reporting Requirements........................   13
   A. Annual Code Coverage Acknowledgement and Compliance Certification....   13
   B. Reporting Requirements for Covered Persons...........................   13
   C. Exceptions from the above Reporting Requirements.....................   14
   D. Code Administration..................................................   14
Part V - Penalties for Non-Compliance......................................   15
Appendix A - Beneficial Ownership..........................................   17
Appendix B - Definitions...................................................   19
Appendix C - Other BAC Policies............................................   22
Appendix D - Reportable Funds..............................................   23
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PART I


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                                                              AMG Code of Ethics
                                                                   Rev. 07/01/06

                                    OVERVIEW

This Code of Ethics (the "CODE") covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading. You are obligated to comply with the terms of this CODE, and thus you are a "COVERED PERSON" for purposes of this CODE, if you have been notified by Bank of America's Compliance Department ("COMPLIANCE") that this CODE applies to you.

You will be notified by COMPLIANCE that this CODE applies to you if you are a director, officer or employee of one of the following companies (the business conducted by the following companies will be collectively referred to as the "ASSET MANAGEMENT BUSINESS"):

     -    Columbia Management Advisors, LLC ("CMA")

     -    Banc of America Investment Advisors, Inc.

     -    Bank of America Capital Advisors, LLC

     -    BACAP Alternative Advisors, Inc.

     -    Columbia Management Distributors, Inc.

     -    Columbia Management Services, Inc.

You may be notified by COMPLIANCE that this CODE applies to you, and thus you are a "COVERED PERSON" for purposes of this CODE, if you are a support partner of the ASSET MANAGEMENT BUSINESS. For example, associates in legal, risk, compliance, technology and other support units, while not employees of the ASSET MANAGEMENT BUSINESS, are likely to be notified that this CODE applies to them due to their status as a support partner of the ASSET MANAGEMENT BUSINESS.

You may be notified by COMPLIANCE that this CODE applies to you, and thus you are a "COVERED PERSON" for purposes of this CODE, if you work for Bank of America, N.A. For example, Bank of America, N.A. associates in the Private Bank and Product Group are likely to be notified that this CODE applies to them due to their access to certain research of, or other interaction with, the ASSET MANAGEMENT BUSINESS.

Certain COVERED PERSONS, including but not limited to portfolio managers, traders and research analysts, may also be designated by COMPLIANCE as "INVESTMENT PERSONS" and have heightened responsibility under this CODE. INVESTMENT PERSONS are obligated to comply with all provisions of the CODE applicable to COVERED PERSONS and additional provisions applicable to INVESTMENT PERSONS.

If you are registered with the NASD, you may have additional obligations not identified in this CODE due to such registration.

If you believe you should have been notified by COMPLIANCE that this CODE applies to you and have not been so notified, you are obligated to contact COMPLIANCE.

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                                                              AMG Code of Ethics
                                                                   Rev. 07/01/06

Certain provisions of this CODE apply to securities you beneficially own, or securities that you intend to beneficially acquire. BENEFICIAL OWNERSHIP is defined in Appendix A and includes, among other things, securities held by members of your immediate household.

Part I of this CODE sets forth certain general principals relating to the CODE.
Part II identifies certain prohibited transactions and activities. Part III identifies your obligation to pre-clear your personal security transactions.
Part IV identifies your reporting obligations with respect to your personal securities transactions and holdings. Part V sets forth sanctions for failure to comply with this CODE.

The Asset Management Code of Ethics Oversight Committee (the "COMMITTEE") is responsible for enforcing compliance with this CODE. Failure to comply with this CODE may result in disciplinary action, including termination of employment.

This CODE is intended to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "ADVISERS ACT") and Rule 17j-1 of the Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"). In addition, this CODE is intended to satisfy certain NASD requirements for registered personnel.

Terms used herein that are both capitalized and bolded have the meaning set forth in Appendix B.

PART I


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

PART I

                    PART I - STATEMENT OF GENERAL PRINCIPLES

Our relationship with our CLIENTS is fiduciary in nature. A fiduciary has an affirmative duty of care, loyalty, honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our CLIENTS, including:

     - To act solely in the best interests of CLIENTS and to make full and fair disclosure of all material facts, particularly where the ASSET MANAGEMENT BUSINESS' interest may conflict with those of its CLIENTS;

     -    To have a reasonable, independent basis for our investment advice;

     - To ensure that our investment advice is suitable to the CLIENT'S investment objectives, needs and circumstances;

     - To refrain from effecting personal securities transactions inconsistent with our CLIENTS' interests;

     -    To obtain best execution for our CLIENTS' securities transactions;

     - To refrain from favoring the interest of a particular CLIENT over the interests of another CLIENT;

     - To keep all information about CLIENTS (including former CLIENTS) confidential, including the CLIENT'S identity, CLIENT'S securities holdings information, and other non-public information; and

     - To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.

All COVERED PERSONS are in a position of trust and that position of trust dictates that you act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our CLIENTS before your personal interests. All COVERED PERSONS have a fiduciary duty with respect to each and all of our CLIENTS.

A conflict of interest is any situation that presents an incentive to act other than in the best interest of a CLIENT. A conflict of interest may arise, for example, when a COVERED PERSON engages in a transaction that potentially favors:
(i) BAC'S interests over a CLIENT'S interest, (ii) an associate's interest over a CLIENT'S interest, or (iii) one CLIENT'S interest over another CLIENT'S interest.

The ASSET MANAGEMENT BUSINESS has adopted various policies designed to prevent, or otherwise manage, conflicts of interest. To effectively manage conflicts of interest, all COVERED PERSONS must seek to prevent conflicts of interest, including the appearance of a conflict. COVERED PERSONS must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part I.D of this CODE.

Independence in the investment decision-making process is paramount. All COVERED PERSONS must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of CLIENTS. For example, COVERED PERSONS should not take personal advantage of unusual or limited investment opportunities appropriate for CLIENTS.

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this CODE.

A.   COMPLIANCE WITH THE SPIRIT OF THE CODE

The COMMITTEE recognizes that sound, responsible personal securities trading is an appropriate activity when it is not excessive in nature, when it is conducted consistent with the CODE and when it does not cause any actual, potential or apparent conflict of interest.

The COMMITTEE will not tolerate personal trading activity which is inconsistent with duties to our CLIENTS or which injures the reputation and professional standing of our organization. Technical compliance with the specific requirements of this CODE will not insulate you from sanction should a review of your personal securities trades indicate breach of your duty of loyalty to a CLIENT or otherwise pose harm to our organization's reputation.

The COMMITTEE has the authority to grant written waivers of the provisions of this CODE. It is expected that this authority will be exercised only in rare instances.

B.   FEDERAL LAW PROHIBITS FRAUDULENT AND DECEPTIVE ACTS

All COVERED PERSONS are required to comply with all FEDERAL SECURITIES LAWS, including but not limited to Rule 204A-1 of the ADVISERS ACT, Rule 17j-1 of the INVESTMENT COMPANY ACT and the anti-fraud provisions of both the ADVISERS ACT and INVESTMENT COMPANY ACT.

The ADVISERS ACT makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The INVESTMENT COMPANY ACT makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

          1.   To employ any device, scheme or artifice to defraud the fund;

          2. To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

          4.   To engage in any manipulative practice with respect to the fund.

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

C.   COMPLIANCE WITH OTHER BAC POLICIES

Compliance with this CODE is in addition to your obligation to comply with other BAC policies that may be applicable to you, including but not limited to those set forth on Appendix C.

D.   CONTACTS FOR QUESTIONS AND REPORTING VIOLATIONS OF THIS CODE

Each COVERED PERSON must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the CODE. COVERED PERSONS must promptly report all relevant facts and circumstances relating to such potential violation of the CODE to either the CCO (currently, Linda Wondrack at 617.772.3543) or the Ethics and Compliance Helpline at 1-888-411-1744 (domestic) or 1-770-623-6334 (international). If you wish to remain anonymous, you may simply refer to yourself as a "BAC Associate." You will not be retaliated against for reporting information in good faith in accordance with this policy.

All questions, comments or concerns may be directed to Columbia Management's Ombudsperson (currently, Kevin V. Wasp at 1.212.893.7246).

In addition, if you have any questions relating to a personal securities transaction, you may call the Associate Investment Monitoring Department directly at 704.388.3300 or send an email to "Corporate Compliance, PST" and if you have any questions relating to the conflict of interest provisions of this CODE, you may contact Columbia Management's Conflicts of Interest Officer directly (currently, Lee Faria at 1.617.772.3786).

E.   TRAINING AND EDUCATION

Training on this CODE will occur periodically. All COVERED PERSONS are required to attend all training sessions and read any applicable materials.

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

PART II

                PART II - PROHIBITED TRANSACTIONS AND ACTIVITIES

Part II of the Code focuses on personal securities trading and identifies certain prohibited transactions and activities. In the event there is a stated exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this CODE, including any requirement to pre-clear and report the transaction.

A.   PROHIBITED TRANSACTIONS IN MUTUAL FUNDS

1.   Short-Term Trading Prohibition.

No COVERED PERSON may engage in the purchase and subsequent sale or exchange of the same class of shares of a REPORTABLE FUND within 30 calendar days of one another. Therefore, if a COVERED PERSON purchases shares of a REPORTABLE FUND, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 30 calendar days. The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances.

2.   Late Trading Prohibition.

Late trading of mutual funds is illegal. No COVERED PERSON shall engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day. In addition to being illegal, late trading presents a conflict of interest and a violation of fiduciary duty.

3.   Market Timing Prohibition.

No COVERED PERSON shall engage in mutual fund market timing activities. The COMMITTEE believes that the interests of a mutual fund's long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as "market timing," can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this CODE, mutual fund market timing presents a conflict of interest and is a violation of fiduciary duty.

B.   PROHIBITED TRANSACTIONS IN REPORTABLE SECURITIES

1.   Client Conflict.

No COVERED PERSON shall purchase or sell, directly or indirectly, any REPORTABLE SECURITY in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP when, at the time of such purchase or sale, the COVERED PERSON knew, or should have known, that the same class of security:

     -    is the subject of an open buy or sell order for a CLIENT ACCOUNT;

     -    is BEING CONSIDERED FOR PURCHASE OR SALE by a CLIENT ACCOUNT; or

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

     - was purchased or sold the same day or previous trading day for a CLIENT ACCOUNT.

     This restriction does not apply:

     - to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; or

     - when the personal trade matches with a CLIENT ACCOUNT which principally follows a passive investment strategy of attempting to replicate the performance of an index.

2.   IPOs and Limited Offerings.

No COVERED PERSON shall acquire BENEFICIAL OWNERSHIP of securities in an IPO or LIMITED OFFERING except with the prior written approval of the CCO. COVERED PERSONS registered with the NASD are prohibited from investing in IPOs. In approving such acquisition, the CCO must determine that the acquisition does not conflict with the CODE or its underlying policies, whether the investment opportunity should be reserved for CLIENTS, and whether the opportunity has been offered to the COVERED PERSON because of the COVERED PERSON'S relationship with a CLIENT. The CCO may approve acquisition under certain circumstances, such as:

          - An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the COVERED PERSON'S ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

          - An opportunity resulting from the COVERED PERSON'S pre-existing ownership of an interest in the IPO company or status of an investors in the IPO company; or

          - An opportunity made available to the COVERED PERSON'S spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the COVERED PERSON'S relationship with BAC or its CLIENTS (for example, because of the spouse's employment).

3.   Short-Term Trading (60 Calendar Days).

No COVERED PERSON may profit from any purchase and sale, or any sale and purchase, of the same class of REPORTABLE SECURITY within any period of 60 calendar days or less. Note, regarding this restriction, that:

     (a) The 60 calendar day restriction period commences the day after the purchase or sale of any REPORTABLE SECURITY.

     (b) The 60-day restriction applies on a "last in, first out basis." As a result, a COVERED PERSON (or FAMILY/HOUSEHOLD Member) may not buy and sell, or sell and buy, the same class of REPORTABLE SECURITY within 60 days even though the specific shares or other securities involved may have been held longer than 60 days.

     (c) Purchase and sale transactions in the same security within 60 days that result in a loss to the COVERED PERSON (or FAMILY/HOUSEHOLD MEMBER) are not restricted.

     (d) The 60-day restriction does not apply to the exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

     (e) Strategies involving options with expirations of less than 60 days may result in violations of the short-term trading ban.

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

     (f) Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

               - an involuntary transaction that is the result of unforeseen corporate activity;

               - the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

               - the COVERED PERSON'S economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the COVERED PERSON being subjected to an avoidable, inequitable economic hardship.

               - An irrevocable gift of securities provided no abuse is intended.

4.   Selling Short and Transactions Involving Certain Derivatives

No COVERED PERSON may sell short any REPORTABLE SECURITY; provided, however, that COVERED PERSONS may sell short against broad market indexes and "against the box."

No COVERED PERSON may write a call option on any REPORTABLE SECURITY or purchase a put option on any REPORTABLE SECURITY; provided, however, that COVERED PERSONS may write a covered call or a protective put on a REPORTABLE SECURITY.

5.   Bank of America Closed-end Funds.

No COVERED PERSON shall acquire BENEFICIAL OWNERSHIP of securities of any CLOSED-END FUND advised by BAC except with the prior written approval of COMPLIANCE.

6.   Excessive Trading.

COVERED PERSONS are strongly discouraged from engaging in excessive trading for their personal accounts. Although this CODE does not define excessive trading, trading activity of COVERED PERSONS whose trades exceed thirty per month will be reviewed by COMPLIANCE.

7.   Restricted List.

When certain equity analysts initiate coverage or change a rating on a REPORTABLE SECURITY, the security is put on a restricted list and remains on the restricted list for seven calendar days. No COVERED PERSON may trade in a security that he or she knows, or should have known, is on the restricted list.

C.   OTHER PROHIBITIONS

1.   Disclosure of Nonpublic Information.

COVERED PERSONS are prohibited from disclosing to persons outside of BAC any material nonpublic information about any CLIENT, the securities investments made on behalf of a CLIENT, information about contemplated securities transactions, or information regarding our

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

trading strategies, except as required to effectuate securities transactions on behalf of a CLIENT or for other legitimate business purposes. Disclosure of nonpublic information is a breach of fiduciary duty.

2.   Restriction on Service as Officer or Director by Covered Persons.

COVERED PERSONS are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation, absent prior authorization from COMPLIANCE based on a determination that the board service would not be inconsistent with the interests of any CLIENT. COVERED PERSONS serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.   Participation in Investment Clubs.

COVERED PERSONS (including with respect to assets that are beneficially owned by the COVERED PERSON) may participate in private investment clubs or other similar groups only upon advance written approval from COMPLIANCE, subject to such terms and conditions as COMPLIANCE may determine to impose. INVESTMENT PERSONS may not participate in private investment clubs or other similar groups.

4.   Additional Restrictions for Specific Sub-Groups.

Specific sub-groups in the organization may be subject to additional restrictions, as determined by COMPLIANCE. COMPLIANCE shall keep separate applicable procedures and communicate accordingly to these groups.

D.   ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS

1.   Fourteen Calendar Day Blackout Period.

No INVESTMENT PERSON shall purchase or sell any REPORTABLE SECURITY within a period of seven calendar days before or after a purchase or sale of the same class of security by a CLIENT ACCOUNT with which the INVESTMENT PERSON or their team are regularly associated. The spirit of this CODE requires that no INVESTMENT PERSON intentionally delay trades on behalf of a CLIENT ACCOUNT so that their own personal trades avoid falling within the fourteen day blackout period. This restriction does not apply:

     - to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, an INVESTMENT PERSON must pre-clear these trades as with any other personal trade; or

     - when the personal trade matches one in a CLIENT ACCOUNT which principally follows a passive index tracking investment strategy.

2.   IPOs and Limited Offerings.

All INVESTMENT PERSONS are required to obtain written manager pre-approval for personal investments in IPOS and LIMITED OFFERINGS. This means you are required to obtain approval from your immediate manager or their designee. After obtaining manager pre-approval, INVESTMENT PERSONS must obtain pre-approval from the CCO. The form to request such approval, and instructions relating to the form, are available on Columbia Management's intranet site under the Compliance tab.

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

INVESTMENT PERSONS who have been authorized to acquire securities in a LIMITED OFFERING are required to disclose that investment to their manager when the INVESTMENT PERSON plays a role in any CLIENT'S subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer for the CLIENT should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.

E.   EXEMPTIONS

The following transactions are exempt from the prohibitions contained in this
Part II:

          - Transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

          - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          - Transactions that are non-volitional on the part of the COVERED PERSON (e.g., stock splits, automatic conversions).

          - Transactions effected in any account in which the COVERED PERSON may have a beneficial interest, but no direct or indirect INFLUENCE OR CONTROL of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another COVERED PERSON do not qualify for this exemption.

          - Securities issued by BAC; provided, however, that this exemption does not apply to BAC securities purchased in a LIMITED OFFERING. BAC securities are subject to the short-term trading provisions of this CODE and the standards of conduct and liability discussed in the Bank of America Corporation's General Policy on Insider Trading.

          - Such other transactions as the COMMITTEE shall approve in their sole discretion, provided that COMPLIANCE shall find that such transactions are consistent with the Statement of General Principles of this CODE and applicable law. The COMMITTEE shall maintain a record of the approval and will communicate to the COVERED PERSON'S manager(s).

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

PART III

                    PART III - PRE-CLEARANCE OF TRANSACTIONS

A.   GENERAL REQUIREMENT TO PRE-CLEAR

COVERED PERSONS must pre-clear all transactions in REPORTABLE SECURITIES in which they have, or intend to acquire, BENEFICIAL OWNERSHIP using the appropriate pre-clearance procedures. In addition, COVERED PERSONS must pre-clear all redemptions or exchanges of REPORTABLE FUNDS.

B.   PROCEDURES

Pre-clearance procedures are described on Columbia Management's intranet homepage. Pre-clearance requests must be submitted during New York Stock Exchange hours. Pre-clearance approvals are valid until 4:00 pm eastern time of the same business day as approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid only until 4:00 pm eastern time Tuesday.

C.   EXEMPTIONS

The following transactions are exempt from the pre-clearance requirement:

     -    Transactions in BAC RETIREMENT PLANS

     -    Transactions in COMPANY-DIRECTED 401(K) PLANS

     -    Transactions in 529 Plans

     - Transactions by COVERED PERSONS on leave that do not have home access; provided, however, that transactions by COVERED PERSONS on leave with home access are not exempt from the pre-clearance requirements.

     - Transactions effected in any account in which the COVERED PERSON may have a beneficial interest, but no direct or indirect INFLUENCE OR CONTROL of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another COVERED PERSON do not qualify for this exemption.

     - Transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

     - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     - Transactions that are non-volitional on the part of the COVERED PERSON (e.g., stock splits, automatic conversions).

     -    Securities issued by BAC.

     - Such other transactions as the COMMITTEE shall approve in their sole discretion, provided that COMPLIANCE shall find that such transactions are consistent with the Statement of General Principles of this CODE and applicable law. The COMMITTEE shall maintain a record of the approval and will communicate to the COVERED PERSON'S manager(s).

PART III


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

PART IV

               PART IV - ADMINISTRATION AND REPORTING REQUIREMENTS

A.   ANNUAL CODE COVERAGE ACKNOWLEDGEMENT AND COMPLIANCE CERTIFICATION

All COVERED PERSONS will annually furnish electronic acknowledgement of coverage (including FAMILY/HOUSEHOLD MEMBERS) under, and certification of compliance with, this CODE. Copies of this CODE and any amendments to the CODE are required to be provided to all COVERED PERSONS. All COVERED PERSONS are required to provide electronic acknowledgment of their receipt of the CODE and any amendments.

B.   REPORTING REQUIREMENTS FOR COVERED PERSONS

You must report holdings of you and your FAMILY/HOUSEHOLD MEMBER of REPORTABLE SECURITIES and REPORTABLE FUNDS.

You must also report accounts in which you or any FAMILY/HOUSEHOLD MEMBER have direct or indirect ownership interest that are capable of holding REPORTABLE SECURITIES or REPORTABLE FUNDS, including accounts such as those with broker-dealers, banks, fund companies and insurance companies ("INVESTMENT ACCOUNTS"). Therefore, even if an INVESTMENT ACCOUNT does not currently contain REPORTABLE SECURITIES or REPORTABLE FUNDS, you are obligated to report the existence of such INVESTMENT ACCOUNT if it has the capacity to hold such securities.

The information you report regarding your INVESTMENT ACCOUNTS and holdings of REPORTABLE SECURITIES and REPORTABLE FUNDS must not be more than 45 days old. Such reporting is required as follows:

     - By the 10th calendar day after becoming a COVERED PERSON, you must report such investment accounts and holdings, acknowledge that you have read and understand this CODE, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are a COVERED PERSON (and, if applicable, an INVESTMENT PERSON) under the CODE.

     - By the 30th calendar day following the end of the calendar quarter, all COVERED PERSONS are required to provide COMPLIANCE with a report of their INVESTMENT ACCOUNTS (including INVESTMENT ACCOUNTS opened during the quarter) and transactions in REPORTABLE SECURITIES and REPORTABLE FUNDS during the quarter.

     - By the 30th calendar day after the end of the calendar year, COVERED PERSONS are required to provide COMPLIANCE with a detailed annual report of their holdings of any REPORTABLE SECURITIES and REPORTABLE FUNDS.

     Each COVERED PERSON shall cause every broker-dealer or investment services provider with whom he or she (or a FAMILY/HOUSEHOLD MEMBER) maintains an INVESTMENT ACCOUNT to provide duplicate periodic statements and trade confirmations to COMPLIANCE for all accounts holding or transacting trades in REPORTABLE SECURITIES or REPORTABLE FUNDS. All duplicate statements and confirmations should be sent to the following address:

               Bank of America Compliance Risk Management

Part IV


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

               Personal Trading Department
               NC1-002-32-27 101
               South Tryon Street
               Charlotte, NC 28255

C.   EXCEPTIONS FROM THE ABOVE REPORTING REQUIREMENTS

     COVERED PERSONS on leave who do not have home access will be exempt from the above reporting requirements while on leave. COVERED PERSONS on leave with home access will be responsible for the above reporting.

The following INVESTMENT ACCOUNTS do not need to be reported:

     -    BAC RETIREMENT PLANS

     -    COMPANY-DIRECTED 401(K) PLANS that do not hold any REPORTABLE FUNDS

     - Accounts in which a COVERED PERSON has BENEFICIAL OWNERSHIP but no investment discretion, INFLUENCE OR CONTROL.

The following transactions do not need to be reported:

     -    Transactions in BAC RETIREMENT PLANS

     -    Transactions in 529 Plans

     - Transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

     - Transactions in which the COVERED PERSON has BENEFICIAL OWNERSHIP, but no direct or indirect INFLUENCE OR CONTROL of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another COVERED PERSON do not qualify for this exemption.

D.   CODE ADMINISTRATION

The COMMITTEE has charged COMPLIANCE with the responsibility of day-to-day administration of this CODE. COMPLIANCE will quarterly provide reports to the COMMITTEE that will include all material violations noted during the period. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any recommended sanction.

The CCO shall report any relevant issues to the respective Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the INVESTMENT COMPANY ACT and such fund's code of ethics.

Part IV


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

PART V

                      PART V - PENALTIES FOR NON-COMPLIANCE

Upon discovering a violation of the CODE, COMPLIANCE shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.). Following those corrective efforts, the COMMITTEE may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the CODE may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary. Violations of the Code include, but are not limited to, the following:

     - Execution of a personal securities transaction without proper pre-clearance;

     - Execution of a personal securities transaction with pre-clearance, but CLIENT account activity in the same issuer occurs within seven days of the employee's personal securities transaction;

     - Execution of a personal securities transaction after being denied approval;

     - Profiting from short-term trading of REPORTABLE SECURITIES (60 calendar days);

     -    Trading REPORTABLE FUNDS in violation of the 30 day restriction;

     -    Failure to disclose the opening or existence of an INVESTMENT ACCOUNT;

     - Failure to obtain prior approval of a purchase of an IPO or shares in a LIMITED OFFERING; and

     - Failure to timely complete and return periodic certifications and acknowledgements.

The COMMITTEE will consider the specific facts and circumstances of any violations and will determine appropriate sanctions. Factors to be considered during any review would include but are not limited to:

     -    Whether the act or omission was intentional or volitional;

     -    Whether mitigating or aggravating factors existed;

     -    The person's history or prior violations of the CODE;

     - The person's cooperation, acknowledgement of transgression and demonstrable remorse;

     - The person's position within the firm (i.e., whether the employee is deemed to be a COVERED PERSON or INVESTMENT PERSON);

     - Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

     - Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any CLIENT account; and

     - Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the CLIENT transaction in question was effected.

The type of sanctions to be imposed include, but are not limited to, oral or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal

Part V


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

trading privileges and employment suspension or termination. The minimum monetary fine is typically $100 for COVERED PERSONS and $500 for INVESTMENT PERSONS. Monetary fines, other than the minimum fines, are typically based on a percentage of the employee's annual compensation including, but not limited to, an employee's salary and bonus. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate

Part V


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

                        APPENDIX A - BENEFICIAL OWNERSHIP

     For purposes of the CODE, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in "a security." The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of BENEFICIAL OWNERSHIP is very broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

     Securities Deemed to be "Beneficially Owned"

     Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have INFLUENCE OR CONTROL, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

     Set forth below are some examples of how BENEFICIAL OWNERSHIP may arise in different contexts.

- Family Holdings. Securities held by members of your immediate family sharing the same household with you ("FAMILY/HOUSEHOLD MEMBER") are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

- Partnership and Corporate Holdings. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect INFLUENCE OR CONTROL over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

Appendix A


                                       17

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

- Trusts. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect INFLUENCE OR CONTROL would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

- Estates. Ordinarily, the term "BENEFICIAL OWNERSHIP" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

Securities Deemed Not to be "Beneficially Owned"

For purposes of the CODE, the term BENEFICIAL OWNERSHIP excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of BENEFICIAL OWNERSHIP, would be securities held by an immediate family member not living in the same household with you, and who is not economically dependent upon you.

"Influence or Control"

Transactions/Accounts over which neither you nor any other COVERED PERSON have "any direct or indirect influence or control" are not subject to the trading restrictions in Parts II and III or reporting requirements in Part IV of the CODE. To have INFLUENCE OR CONTROL, you must have an ability to prompt, induce or otherwise effect transactions in the account. Like BENEFICIAL OWNERSHIP, the concept of INFLUENCE OR CONTROL encompasses a wide variety of factual situations. An example of where INFLUENCE OR CONTROL exists would be where you, as a beneficiary of a revocable trust, have significant ongoing business and social relationships with the trustee of the trust. Examples of where INFLUENCE OR CONTROL does not exist would be a true blind trust, or securities held by a limited partnership in which your only participation is as a non-controlling limited partner. The determining factor in each case will be whether you (or any other COVERED PERSON) have any direct or indirect INFLUENCE OR CONTROL over the securities account.

Appendix A


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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

                            APPENDIX B - DEFINITIONS

Terms used in this CODE that are capitalized and bolded have a special meaning. To understand the CODE, you need to understand the definitions of these terms below.

"ADVISERS ACT" has the meaning set forth in the Overview section of this CODE.

"ASSET MANAGEMENT BUSINESS" has the meaning set forth in the Overview section of this CODE.

"AUTOMATIC INVESTMENT PLAN" means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs or 401(k) automatic investment plans.

"BAC" means Bank of America Corporation and its affiliates.

"BAC RETIREMENT PLAN" means any retirement plan sponsored by BAC for the benefit of its employees.

"BEING CONSIDERED FOR PURCHASE OR SALE" - a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

"BENEFICIAL OWNERSHIP" has the meaning set for in Appendix A.

"CCO" means CMA'S Chief Compliance Officer or his/her designee.

"CLIENT" means any natural person, company or organization to which the ASSET MANAGEMENT BUSINESS provides financial services.

"CLIENT ACCOUNT" means any investment management account or fund for which any of CMA, Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC, or BACAP Alternative Advisors, Inc. acts as investment advisor or sub-advisor.

"CLOSED-END FUND" refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly with the fund.

"CMA" has the meaning set forth in the Overview section of this CODE.

"CODE" has the meaning set forth in the Overview section herein.

"COMMITTEE" has the meaning set forth in the Overview section of this CODE.

"COMPANY-DIRECTED 401(K) PLAN" means a 401(k) plan that offers a limited number of investment options consisting solely of mutual funds in which one directs their

Appendix B

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                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

investments. A 401(k) plan whereby the participant may direct stock investments is not a COMPANY-DIRECTED 401(K) PLAN for purposes of this CODE.

"COMPLIANCE" has the meaning set forth in the Overview section of this CODE.

"COVERED PERSON" has the meaning set forth in the Overview section of this CODE.

"FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" - has the meaning set forth in Appendix A.

"FEDERAL SECURITIES LAWS" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -5314; 5316 - 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.

"INFLUENCE OR CONTROL" has the meaning set forth in Appendix A.

"INVESTMENT ACCOUNT" has the meaning set forth in Part IV.B. of this CODE.

"INVESTMENT COMPANY ACT" has the meaning set forth in the Overview section of this CODE.

"INVESTMENT PERSON" has the meaning set forth in the Overview section of this CODE.

"IPO" generally refers to a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"LIMITED OFFERING" generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.

"NASD" means the National Association of Securities Dealers.

"REPORTABLE FUND" means shares of any investment company registered under the INVESTMENT COMPANY ACT, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this CODE: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Marsico Capital Management, LLC, Banc of America Capital Management (Ireland), Limited, Columbia Wanger Asset Management LP, Grosvenor Capital Management, L.P. A list of REPORTABLE FUNDS as of the date of the last revision of this CODE is attached hereto as Appendix D.

Appendix B

                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

"REPORTABLE SECURITY" means anything that is considered a "security" under the INVESTMENT ADVISERS ACT, but does not include:

1.   Direct obligations of the U.S. Government.

2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3. Shares of a money market funds and other short-term income or short-term bond funds.

4.   Shares of any open-end mutual fund, including any shares of a REPORTABLE
     FUND.

5. Futures and options on futures. However, a proposed trade in a "single stock future" (a security future which involves a contract for sale for future delivery of a single security) is subject to the CODE'S pre-clearance requirement.

REPORTABLE SECURITIES therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants, rights, shares of a closed-end registered investment company and shares of exchange traded funds, among other instruments. If you have any question or doubt about whether an investment is a REPORTABLE SECURITY under this CODE, ask COMPLIANCE.

Appendix B

                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

                         APPENDIX C - OTHER BAC POLICIES

-    Bank of America Corporation Code of Ethics and General Policy on Insider
     Trading

-    Bank of America Corporation Information Wall Policy

- Bank of America's Global Wealth and Investment Management Associate Designated Brokerage Account Policy

-    Columbia Management's Private Securities Transactions Policy

- Columbia Management's Outside Business Activities and Family Relationships Policy

-    Columbia Management Confidential and Material Nonpublic Information Policy

- Bank of America's Global Wealth and Investment Management Gifts and Hospitality Policy

Appendix C

                                                              AMG Code of Ethics
                                                                    Rev.07/01/06

                          APPENDIX D - REPORTABLE FUNDS

The list of Reportable Funds is being updated and will be added to this Code upon completion.

Appendix D